Exhibit 23.2





     Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 14, 1996 which appears on page 22 of the fiscal 1996 Annual Report to Shareholders of Hughes Supply, Inc., which is incorporated by reference in Hughes Supply, Inc.'s Annual Report on Form 10-K for the year ended January 26, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
August 15, 1996